UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2003

CHS Inc. (Exact name of registrant as specified in its charter)

MINNESOTA (State or other jurisdiction of incorporation or organization)	0-50150 (Commission File Number)	41-0251095 (I.R.S. Employer Identification Number)

5500 CENEX DRIVE, INVER GROVE HEIGHTS, MN 55077 (Address of principal executive offices and zip code)	(651) 451-5151 (Registrant’s telephone number including area code)

Cenex Harvest States Cooperatives (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
SIGNATURES
EXHIBIT INDEX
EX-3.1 Amendment to the Articles of Incorporation

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Effective August 5, 2003, Cenex Harvest States Cooperatives changed its name to CHS Inc. The Articles of Amendment to the Articles of Incorporation that effected the name change is attached as Exhibit 3.1.

CHS Inc.’s 8% Cumulative Redeemable Preferred stock will continue to trade on the Nasdaq National Market under the trading symbol “CHSCP”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2003

CHS Inc.

/s/ John Schmitz John Schmitz Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Amendment to the Articles of Incorporation